UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 19, 2004

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
 (Address of principal executive offices) (Zip Code)

(301) 581-0600
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS

     On May 17, 2004, Coventry Health Care, Inc. announced that its subsidiary, Coventry Health of Michigan, had entered into a definitive agreement with OmniCare Health Plan and its rehabilitator to purchase certain assets of OmniCare including approximately 63,000 Medicaid lives. The effective date of the acquisition will be October 1, 2004.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

c)	Exhibits

	Exhibit No.	Description of Exhibit

	99.1	Coventry Health Care, Inc.’s press release dated May 17, 2004 announcing the acquisition of OmniCare.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Dale B. Wolf

Dale B. Wolf
Executive Vice President, Chief Financial Officer and Treasurer

Dated: May 19, 2004